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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): April 5, 1999

                             MOBILEMEDIA CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                   0-26320                 22-3253006
     (State or other         (Commission File No.)         (IRS Employer
      jurisdiction                                      Identification No.)
    of incorporation)

            Fort Lee Executive Park, One Executive Drive, Suite 500,
                           Fort Lee, New Jersey 07024
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (201) 224-9200
              (Registrant's telephone number, including area code)


                            -------------------------

        (Former name or former address, if changed since last report)


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Item 5.  Other Events.

On April 5, 1999, MobileMedia Corporation ("MobileMedia") and MobileMedia Communications, Inc. ("Communications" and together with MobileMedia, the "Debtors") issued the press release filed herewth as Exhibit 99.1 announcing that it received an "Objectors' Proposal" on April 1, 1999 as contemplated by the stipulation (the "Stipulation") approved by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") on March 23, 1999 relating to the Debtors' Third Amended Joint Plan of Reorganization (the "Plan"). The Plan provides for the merger of MobileMedia into Arch Communications Group, Inc. ("Arch") (Nasdaq:APGR).

Under the stipulation, the confirming hearing relating to the Plan was continued until April 12, 1999 (the "Continued Confirmation Hearing"), and certain unsecured creditors (the "Objectors") that have opposed confirmation of the Plan were permitted until April 1, 1999 to deliver an alternative proposal for the reorganization of the Debtors. The Objectors' Proposal received by the Debtors contemplates a combination of the business and assets of MobileMedia with those of TSR Wireless LLC ("TSR"), a privately held company.

Unless the Objectors' Proposal is withdrawn, the Bankruptcy Court will decide at the Continued Confirmation Hearing whether the Objectors' Proposal meets the requirements of the Stipulation (the "Requirements"). Under the Stipulation, if the Bankruptcy Court finds that the Ojbectors' Proposal does not meet the Requirements, the Plan would be confirmed, subject to a determination that the Plan meets all requirements of the Bankruptcy Code. If the Bankruptcy Court finds that the Objectors' Proposal meets the Requirements, the Bankruptcy Court would deny confirmation of the Plan.

As contemplated by the Stipulation, the Debtors will be meeting and conferring with TSR and the Objectors concerning the Objectors' Proposal. The Stipulation provides that the Debtors have the right to file a written presentation of their position with respect to the Plan and the Objectors' Proposal not later than 9:30 a.m. on April 9, 1999.


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            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 9, 1999                 MOBILEMEDIA CORPORATION

                                    By: /s/ David R. Gibson
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                                        David R. Gibson
                                        Senior Vice President and
                                        Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.                                                 Page
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99.1        Press Release





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